SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2001


                                GSE Systems, Inc.

             (Exact name of registrant as specified in its charter)
Delaware                          0-26494               52-1868008
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(State or other jurisdiction     (Commission         (I.R.S. employer
   of incorporation)             file number)        identification no.)

9189 Red Branch Road, Columbia, MD                21045
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(Address of principal executive offices)          (zip code)


Registrant's telephone number, including area code: (410) 772-3500

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(Former name or former address, if changed since last report)






Item 2.  Acquisition or Disposition of Assets

(a) The following information was filed in a press release dated March 12, 2001.

     "On March 12, 2001, GSE Systems, Inc. ("Registrant") announced that it had completed the sale of certain assets relating to GSE's VirtualPlant business under an asset purchase agreement in return for GSE becoming a significant shareholder in Avantium International B.V. ("Avantium")."

     The assets disposed of by GSE included certain intellectual property and tangible property related solely to the VirtualPlant business. GSE's remaining businesses in Process and Power were unaffected by this transaction.

     The asset acquired by GSE is additional stock in Avantium, resulting in a significant increase in GSE's share position. GSE and Avantium have been working together for over a year in research and development activities in the area of new product development and process chemistry.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         (c)  Exhibits
              99 Exhibit   Press Release
              10.1  Exhibit  UK Asset Sale and Purchase Agreement
              10.2  Exhibit  Avantium Asset Sale and Purchase Agreement


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                      GSE Systems, Inc.

Date: March 21, 2001                            By: /s/  Jeffery G. Hough